Exhibit 5

August 11, 2004

Vector Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131

Re:	Offering of Shares Pursuant to Registration Statement on Form S-8

Gentlemen:

     I have acted as counsel to Vector Group Ltd., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration by the Company of 8,460,000 shares of its Common Stock, $.10 par value per share (the “Shares”), issuable from time to time upon the exercise of stock options (the “Options”) granted or to be granted, and the issuance of restricted shares (the “Restricted Shares”), to employees of the Company and its subsidiaries pursuant to the Company’s Amended and Restated 1999 Long-Term Incentive Plan (the “Plan”).

     In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Amended and Restated Certificate of Incorporation and By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan pursuant to which the Options and Restricted Shares were or will be granted, which plan is included as an exhibit to the Registration Statement, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion. I express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware and the Federal laws of the United States.

     Based on the foregoing, I am of the following opinion:

1.	The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

Vector Group Ltd.
August 11, 2004

2.	The Shares have been duly authorized by the Company and, when issued pursuant to the Plan, will be duly and validly issued and will be fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/ RICHARD J. LAMPEN
Richard J. Lampen
Executive Vice President and Special Counsel

RJL/smg

Enclosure